Exhibit 99.1

bioAffinity Technologies to Participate in the H.C. Wainwright 28th Annual Global Investment Conference

SAN ANTONIO, Texas – September 3, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on noninvasive diagnostics for the early detection of lung cancer and other lung diseases, today announced that President and CEO Maria Zannes will present a corporate update and hold one-on-one investor meetings during the H.C. Wainwright 28th Annual Global Investment Conference being held September 14-16, 2026.

Ms. Zannes’ presentation will feature recent and upcoming strategic milestones, commercial adoption and momentum for the Company’s CyPath® Lung diagnostic test, and advancements for the proprietary technology platform to develop additional diagnostic and therapeutic applications.

Institutional investors can register here to attend the conference virtually or in-person at the Lotte New York Palace Hotel. Registered investors may request a meeting via the conference website.

A live and archived webcast of the bioAffinity presentation will be available on September 11 at https://bit.ly/BIAFPresentation.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully commercialize CyPath® Lung, the Company’s limited operating history and history of losses, the Company’s need for additional capital, the impact of competition, the ability to obtain and maintain regulatory approvals, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com